Exhibit 16.1


June 12, 2002

Mr. Frank Puissegur, CPA
Chief Financial Officer
American Commerce Solutions, Inc
1400 Chamber Drive
Bartow, Florida   33830


Dear Mr. Puissegur:

This is to confirm that the client-auditor relationship between American Commerce Solutions, Inc. (Commission File Number 33-98682) and Bella, Hermida, Gillman, Hancock & Mueller, Certified Public Accountants, has ceased.

Sincerely,



Bella, Hermida, Gillman, Hancock & Mueller
Certified Public Accountants

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, N. W.
    Washington, D. C.  20549